UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2009

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2009, the Company and Sprint Nextel entered into the Ninth Amendment (the “Ninth Amendment”) to the PCS Services Agreement. Under the terms of the Ninth Amendment, the Company will pay fixed, lower rates for domestic network usage for each minute of use each month exceeding a base amount, effective April 1, 2009. Beginning January 1, 2010, VMU will pay a fixed rate for messages, regardless of volume, but will no longer be eligible to receive a discount for messaging rates in 2010 based on aggregate payments for all usage during 2009. The Company will be eligible to receive a discount to existing rates for data services relative to aggregate payments for all usage during 2009. The Ninth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Certain portions of the Amendment remain omitted in accordance with a request for confidential treatment that the Company has submitted to the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Ninth Amendment to Amended and Restated PCS Services Agreement (as amended, supplemented or otherwise modified from time to time), dated April 7, 2009 by and between Virgin Mobile USA, Inc. and Sprint Spectrum L.P.

*	Certain portions have been omitted in accordance with a request for confidential treatment that the Company has submitted to the Securities and Exchange Commission. Omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: April 9, 2009	/s/ Peter Lurie
Name: Peter Lurie
Title: General Counsel